EXHIBIT 99.1
Leidos Delivers Strong Third Quarter and Enhances Full-Year Guidance
▶Revenues of $4.6 billion, up 4% year-over-year
▶Net income of $413 million or $3.28 per diluted share
▶Adjusted EBITDA (non-GAAP) of $644 million and Adjusted EBITDA margin (non-GAAP) of 13.9%
▶Non-GAAP Diluted Earnings per Share of $3.62, up 19% year-over-year
▶Cash Flows from Operations of $523 million; Non-GAAP Free Cash Flow of $476 million

RESTON, Va., November 3, 2026 – Leidos Holdings, Inc. (NYSE: LDOS) today reported financial results for the third quarter of fiscal year 2026, highlighted by robust revenue growth and free cash flow generation.
“Leidos delivered another quarter of strong financial performance, allowing us to enhance our 2026 guidance for the third consecutive quarter,” said Chief Executive Officer Tom Bell. “Our sustained momentum reflects the strength of our focused team, united behind our NorthStar 2030 strategy and committed to delivering on our customers’ most critical missions. Looking ahead, we’ll continue to execute our strategy with confidence, invest in differentiated capabilities, and deploy capital strategically to accelerate growth and create enduring value.”
SUMMARY OPERATING RESULTS

	Three Months Ended
(in millions, except margin and per share data)	October 2, 2026	October 3, 2025
Revenues	$4,630	$4,469
Net income	$413	$369
Net income margin	8.9%	8.3%
Diluted earnings per share (EPS)	$3.28	$2.82
Non-GAAP Measures*:
Adjusted EBITDA	$644	$616
Adjusted EBITDA margin	13.9%	13.8%
Non-GAAP diluted EPS	$3.62	$3.05

* Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Management believes that these non-GAAP measures provide another representation of Leidos' results of operations and financial condition, including its ability to comply with financial covenants. See Non-GAAP Financial Measures at the end of this press release for more information and a reconciliation of our selected reported results to these non-GAAP measures.

Revenues for the quarter were $4.63 billion, up 4% compared to the third quarter of 2025. Revenue grew year-over-year due to increased customer demand for defense tech products, air traffic management solutions, and intelligence mission support as well as the acquisition of ENTRUST Solutions, which offset declines in some managed health and federal civilian IT programs.
For the third quarter, net income was $413 million, or $3.28 per diluted share. Net income and diluted EPS were up 12% and 16%, respectively, year-over-year; net income margin was 8.9% compared to 8.3% in the third quarter of 2025. Net income and diluted EPS for the quarter reflect $12 million in costs associated with recent strategic corporate transactions. Adjusting for these and certain other items, non-GAAP net income increased 14% year-over-year, to $455 million for the third quarter, and non-GAAP diluted EPS increased 19% to $3.62. GAAP and non-GAAP earnings measures reflect a lower effective tax rate, primarily due to an increase in the federal research tax credit and a decrease in unrecognized tax benefits.
In addition, adjusted EBITDA was $644 million for the third quarter, up 5% year-over-year. Adjusted EBITDA margin of 13.9% increased from 13.8% in the third quarter of 2025. Profitability in the quarter was driven by improved program performance and disciplined cost management across the portfolio.

1	Leidos Holdings, Inc. Exhibit 99.1

CASH FLOW SUMMARY
Net cash provided by operating activities for the quarter was $523 million for an operating cash flow conversion ratio of 128%. After adjusting for property, equipment, and software payments, quarterly free cash was $476 million for a free cash flow conversion ratio of 105%.
For the quarter, Leidos used $48 million in investing activities, including $47 million in property, equipment and software payments. Leidos used $549 million in financing activities, consisting primarily of $556 million returned to shareholders, including $504 million in share repurchases and $52 million as part of a regular quarterly cash dividend program. As of October 2, 2026, Leidos had $630 million in cash and cash equivalents and $6.0 billion of debt.
On October 30, 2026, the Leidos Board of Directors declared a cash dividend of $0.45 per share, which represents an increase of 4.7% over the prior quarter's dividend amount. The dividend will be payable on December 31, 2026, to stockholders of record at the close of business on December 15, 2026.
NEW BUSINESS AWARDS
Net bookings totaled $5.5 billion in the quarter, representing a book-to-bill ratio of 1.2. As a result, backlog at the end of the quarter was $49.6 billion, of which $11.1 billion was funded. Trailing-twelve-month book-to-bill of 1.1 resulted in year-over-year growth in total and funded backlog of 4% and 22%, respectively. Quarterly bookings included several key awards:
▶U.S. Air Force Air Combat Command (ACC) Intelligence Directorate (A2) Intelligence, Surveillance, Reconnaissance (ISR). Leidos secured a $717 million contract to continue providing critical threat mitigation and ISR operations support for the Air Force's ACC A2. Leidos is executing at 35 global locations, delivering embedded advanced data fusion across ACC headquarters, numbered Air Forces, and wings to ensure that the joint force maintains a decisive information advantage.
▶Transportation Security Administration (TSA) Security Equipment Deployment Services (SEDS). TSA awarded Leidos a $672 million contract to continue to deploy, relocate, and manage critical security screening equipment across all federalized U.S. airports and major domestic special events. This award builds upon more than a decade of Leidos supporting TSA infrastructure, leveraging their deep logistics and integration expertise to protect the nation's transportation systems and adapt swiftly to emerging security threats.
▶Defense Health Agency (DHA) Military Health System (MHS) GENESIS Bridge. Leidos secured a 12-month, $318 million sole-source bridge contract to sustain and enhance MHS GENESIS, including system maintenance, cybersecurity, performance monitoring, technology updates, and end-user support. The award ensures continuity of critical operations while reinforcing Leidos' expertise in modernizing complex federal health systems and delivering technology that supports healthcare for service members and their families.
▶U.S. Army Defensive Cyber Solutions Branch (DCSB) Defensive Cyber Operations (DCO) 2.0. Leidos was awarded a $301 million follow-on contract to provide 24/7/365 defensive cyber operations for the Department of War Information Network (DoDIN). To support the agency's migration toward continuous, automated outcome delivery, Leidos is deploying its UpHold Effect Agentic SOC Automation platform. The platform utilizes autonomous AI agents that dramatically compresses threat response windows and eliminates analyst alert fatigue to ensure a hardened, reliable global network capable of defending against growing and evolving threats.
▶Space Development Agency (SDA) Accelerated Missile Defense Tranche 3 (AMDT3). Leidos secured a $272 million award from Sierra Space to provide infrared sensing payloads, onboard signal-processing capabilities, and mission support for the AMDT3 Tracking Layer. The payloads will fly on 18 missile-tracking satellites, which are designed to detect hypersonic and other advanced threats from Low Earth Orbit. This award expands Leidos' position in space sensing and onboard digital processing, and builds on its execution record on Tranches 0, 1, and 2.
▶United Kingdom (UK) National Air Traffic Services (NATS) Flight Data Processing (FDP) Evolution. Leidos received a $170 million contract to upgrade the core flight data processing software under the UK NATS FDP Evolutions program, replacing legacy systems with a modern architecture that automatically delivers real-time flight data to air traffic controllers. This award strengthens Leidos' global position in next-generation air traffic management and reinforces its pedigree for upcoming modernization projects.
▶U.S. Cyber Command (CYBERCOM) Cyberspace Operations Support Services (COSS). Leidos secured a five-year, $160 million contract to support USCYBERCOM's J3, Cyber National Mission Force, and Joint Task Force Area with planning, training, strategy, doctrine development, and campaign assessment. This award marks Leidos' first cyber operations award

Leidos Holdings, Inc. Exhibit 99.1	2

with USCYBERCOM and establishes a prime foothold with a strategically important customer in a high-growth national security mission area.
▶U.S. Navy Nuclear-Armed Sea-Launched Cruise Missile (SLCM-N). The Navy awarded Leidos a $155 million contract to continue to advance flight systems integration and flight vehicle subsystem development for a sea-based theater nuclear deterrent.
▶Customer & Border Patrol (CBP) and Immigration & Customs Enforcement (ICE) Shared Electronic Health Record (EHR) Platform and Support Services. Leidos secured a five-year, $129 million single-award blanket purchase agreement (BPA) to implement and sustain a modern EHR system for U.S. CBP and ICE. Under the initial call order, Leidos will deploy an integrated EHR system for ICE, consolidating core healthcare capabilities, enabling secure information exchange, and improving continuity of care. Building on the company's MHS GENESIS success, the award establishes and foundation for expansion across Department of Homeland Security (DHS) components.
▶U.S. Army Long-Range Persistent Surveillance—Mobile (ALPS-M) and U.S. Marine Corps Multi-Role Air Defense Radar (MRADR). The Army awarded Leidos a $95 million contract to deliver 10 prototypes of its current ALPS capability, which is being deployed globally through the U.S. Air Force's Air Base Air Defense System - Missile Defense (ABADS-MD) program. Separately, Leidos secured a $41 million contract to build 14 additional MRADR systems for the Marine Corps. Together, these awards demonstrate sustained customer demand for Leidos' family of persistent surveillance sensing technologies.
▶AGM-190A Small Cruise Missile (SCM) Program. The U.S. Special Operations Command awarded Leidos a $27 million contract for the Low-Rate Initial Production (LRIP) of the AGM-190A Havoc Spear SCM. Under this award, Leidos will deliver an initial quantity of 45 All Up Rounds for operational fielding in Air Force Special Operations Command (AFSOC). Havoc Spear has the potential to be broadly deployed across special operations and conventional military platforms for low-cost precision strike mass capability in contested environments.

3	Leidos Holdings, Inc. Exhibit 99.1

FORWARD GUIDANCE
On October 5, 2026, Leidos closed the Contribution and Equity Purchase Agreement with Altaris, contributing the Security Enterprise Solutions and Industrial Automation (SES) businesses to a newly formed joint venture. After adjusting for the Joint Venture and incorporating its year-to-date performance and current outlook, Leidos is adjusting its fiscal year 2026 guidance as follows:

FY26 Guidance
Measure	Current	Prior
Revenues (B)	$18.00 - $18.20	$18.20 - $18.40
Adjusted EBITDA Margin	Mid 13%	Mid 13%
Non-GAAP Diluted EPS	$12.50 - $12.70	$12.20 - $12.50
Cash Flows Provided by Operating Activities (B)	Approximately $1.90	Approximately $1.85
For information regarding adjusted EBITDA margin and non-GAAP diluted EPS, see the related explanations and reconciliations to GAAP measures included elsewhere in this release.
Leidos does not provide a reconciliation of forward-looking adjusted EBITDA margins or non-GAAP diluted EPS to net income margin or diluted EPS due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because certain deductions for non-GAAP exclusions used to calculate projected net income margin or diluted EPS may vary significantly based on actual events, Leidos is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income at this time. The amounts of these deductions may be material and, therefore, could result in projected net income margin and diluted EPS being materially less than what may be implied by projected adjusted EBITDA margins and non-GAAP diluted EPS.

Leidos Holdings, Inc. Exhibit 99.1	4

CONFERENCE CALL INFORMATION
Leidos management will discuss operations and financial results in an earnings conference call beginning at 8 A.M. eastern time on November 3, 2026. A live audio broadcast of the conference call along with a supplemental presentation will be available to the public through links on the Leidos Investor Relations website (http://ir.leidos.com). An archived version of the webcast will be available on the Leidos Investor Relations website until November 3, 2027.
ABOUT LEIDOS
Leidos is an industry and technology leader serving government and commercial customers with smarter, more efficient digital and mission innovations. Headquartered in Reston, Virginia, with 50,000 global employees, Leidos reported annual revenues of approximately $17.2 billion for the fiscal year ended January 2, 2026. For more information, visit www.leidos.com.
FORWARD-LOOKING STATEMENTS
Certain statements in this release contain or are based on "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as "expects," "intends," "plans," "anticipates," "believes," "estimates," "guidance" and similar words or phrases. Forward-looking statements in this release include, among others, estimates of our future growth, strategy and financial and operating performance, including future revenues, adjusted EBITDA margins, diluted EPS (including on a non-GAAP basis) and cash flows provided by operating activities, as well as statements about our business contingency plans, government budgets and spending, uncertainties in tax due to new tax legislation or other regulatory developments, strategy, planned investments including the pending joint venture, sustainability goals and our future dividends, share repurchases, capital expenditures, debt repayments, acquisitions, dispositions and cash flow conversion. These statements reflect our belief and assumptions as to future events that may not prove to be accurate.
Actual performance and results may differ materially from those results anticipated by our guidance and other forward-looking statements made in this release depending on a variety of factors, including, but not limited to: developments in the U.S. government defense and non-defense budgets, including budget reductions, sequestration, implementation of spending limits or changes in budgetary priorities, potential future U.S. government shutdown and other or future delays in the U.S. government budget process, or the U.S. government’s failure to raise the debt ceiling, which increases the possibility of a default by the U.S. government on its debt obligations, related credit-rating downgrades, or an economic recession; uncertainties in tax due to new tax legislation or other regulatory developments; deterioration of economic conditions or weakening in credit or capital markets; uncertainty in the consequences of current and future geopolitical events; inflationary pressures and fluctuations in interest rates; delays in the U.S. government contract procurement process or the award of contracts and delays or loss of contracts as a result of competitor protests; changes in U.S. government procurement rules, regulations and practices; our compliance with various U.S. government and other government procurement rules and regulations; governmental reviews, audits and investigations of our company; our ability to effectively compete and win contracts with the U.S. government and other customers; our ability to respond rapidly to emerging technology trends, including the use of artificial intelligence; our reliance on information technology spending by hospitals/healthcare organizations; our reliance on infrastructure investments by industrial and natural resources organizations; energy efficiency and alternative energy sourcing investments; investments by U.S. government and commercial organizations in environmental impact and remediation projects; the effects of an epidemic, pandemic or similar outbreak may have on our business, financial position, results of operations and/or cash flows; our ability to attract, train and retain skilled employees, including our management team, and to obtain security clearances for our employees; our ability to accurately estimate costs, including cost increases due to inflation, associated with our firm-fixed-price contracts and other contracts; resolution of legal and other disputes with our customers and others or legal or regulatory compliance issues; cybersecurity, data security or other security threats, system failures or other disruptions of our business; our compliance with international, federal, state and local laws and regulations regarding privacy, data security, protection, storage, retention, transfer, disposal and other processing, technology protection and personal information; the damage and disruption to our business resulting from natural disasters and the effects of climate change; our ability to effectively acquire businesses and make investments; our ability to maintain relationships with prime contractors, subcontractors and joint venture partners; our ability to manage performance and other risks related to customer contracts; the failure of our inspection or detection systems to detect threats; the adequacy of our insurance programs, customer indemnifications or other liability protections designed to protect us from significant product or other liability claims, including cybersecurity attacks; our ability to manage risks associated with our international business; our ability to comply with the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act of 2010 and similar worldwide anti-corruption and anti-bribery laws and regulations; our ability to protect our intellectual property and other proprietary rights by third parties of infringement, misappropriation or other violations by us of their intellectual property rights; our ability to prevail in litigation brought by third parties of infringement, misappropriation or other violations by us of their intellectual property rights; our

5	Leidos Holdings, Inc. Exhibit 99.1

ability to declare or increase future dividends based on our earnings, financial condition, capital requirements and other factors, including compliance with applicable law and our agreements; our ability to grow our commercial health and infrastructure businesses, which could be negatively affected by budgetary constraints faced by hospitals and by developers of energy and infrastructure projects; our ability to successfully integrate acquired businesses; and our ability to execute our business plan and long-term management initiatives effectively and to overcome these and other known and unknown risks that we face.
These are only some of the factors that may affect the forward-looking statements contained in this release. For further information concerning risks and uncertainties associated with our business, please refer to the filings we make from time to time with the U.S. Securities and Exchange Commission (SEC), including the "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Legal Proceedings" sections of our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, all of which may be viewed or obtained through the Investor Relations section of our website at www.leidos.com.
All information in this release is as of November 3, 2026. Leidos expressly disclaims any duty to update the guidance or any other forward-looking statement provided in this release to reflect subsequent events, actual results or changes in Leidos' expectations. Leidos also disclaims any duty to comment upon or correct information that may be contained in reports published by investment analysts or others.

CONTACTS:

Investor Relations:	Media Relations:
Stuart Davis	Brandon Ver Velde
571.526.6124	571.526.6257
ir@leidos.com	brandon.p.vervelde@leidos.com

Leidos Holdings, Inc. Exhibit 99.1	6

LEIDOS HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
(in millions, except per share data)	October 2, 2026	October 3, 2025	October 2, 2026	October 3, 2025
Revenues	$4,630	$4,469	$13,588	$12,967
Cost of revenues	3,810	3,648	11,190	10,607
Selling, general and administrative expenses	262	290	768	737
Acquisition, integration and restructuring costs	12	4	74	10
Equity earnings of non-consolidated subsidiaries	(7)	(8)	(19)	(23)
Operating income	553	535	1,575	1,636
Non-operating expense:
Interest expense, net	(67)	(51)	(191)	(155)
Other expense, net	(4)	—	(22)	(1)
Income before income taxes	482	484	1,362	1,480
Income tax expense	(69)	(115)	(258)	(353)
Net income	413	369	1,104	1,127
Less: net income attributable to non-controlling interest	3	2	12	6
Net income attributable to Leidos common stockholders	$410	$367	$1,092	$1,121
Earnings per share:
Basic	$3.31	$2.87	$8.74	$8.69
Diluted	3.28	2.82	8.67	8.62
Weighted average number of common shares outstanding:
Basic	124	128	125	129
Diluted	125	130	126	130
Cash dividends declared per share	$0.43	$0.40	$1.29	$1.20

7	Leidos Holdings, Inc. Exhibit 99.1

LEIDOS HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share data)	October 2, 2026	January 2, 2026
Assets:
Cash and cash equivalents	$630	$1,108
Receivables, net	2,944	2,708
Inventory, net	90	342
Other current assets	512	656
Assets held for sale	904	—
Total current assets	5,080	4,814
Property, plant and equipment, net	913	961
Intangible assets, net	879	458
Goodwill	7,725	6,342
Operating lease right-of-use assets, net	475	526
Other long-term assets	394	392
Total assets	$15,466	$13,493
Liabilities:
Accounts payable and accrued liabilities	$2,175	$1,988
Accrued payroll and employee benefits	813	819
Current portion of long-term debt	18	20
Liabilities held for sale	171	—
Total current liabilities	3,177	2,827
Long-term debt, net of current portion	6,009	4,628
Operating lease liabilities	537	587
Other long-term liabilities	518	489
Total liabilities	10,241	8,531
Stockholders’ equity:
Common stock, $0.0001 par value, 500,000,000 shares authorized, 121,996,926 and 126,380,657 shares issued and outstanding at October 2, 2026, and January 2, 2026, respectively	—	—
Additional paid-in capital	—	319
Retained earnings	5,197	4,647
Accumulated other comprehensive loss	(25)	(50)
Total Leidos stockholders’ equity	5,172	4,916
Non-controlling interest	53	46
Total stockholders' equity	5,225	4,962
Total liabilities and stockholders' equity	$15,466	$13,493

Leidos Holdings, Inc. Exhibit 99.1	8

LEIDOS HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
(in millions)	October 2, 2026	October 3, 2025	October 2, 2026	October 3, 2025
Cash flows from operations:
Net income	$413	$369	$1,104	$1,127
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	76	74	229	215
Stock-based compensation	28	26	79	72
Deferred income taxes	15	88	13	288
Net loss on pension plan settlement	—	—	20	—
Other	13	7	27	7
Change in assets and liabilities, net of effects of acquisitions and dispositions:
Receivables	35	(61)	(158)	(297)
Other current assets and other long-term assets	20	60	58	26
Accounts payable and accrued liabilities and other long-term liabilities	(79)	152	18	(108)
Accrued payroll and employee benefits	(46)	(17)	(12)	(10)
Income taxes receivable/payable	48	13	239	(65)
Net cash provided by operating activities	523	711	1,617	1,255
Cash flows from investing activities:
Acquisition of a business, net of cash acquired	—	(7)	(2,338)	(292)
Payments for property, equipment and software	(47)	(31)	(110)	(82)
Divestiture of a business	—	—	4	—
Net proceeds from sale of assets	—	—	4	—
Other	(1)	2	(5)	2
Net cash used in investing activities	(48)	(36)	(2,445)	(372)
Cash flows from financing activities:
Proceeds from debt issuance	—	—	1,397	997
Repayments of borrowings	(5)	(455)	(15)	(1,014)
Payments for debt issuance costs	—	—	(15)	(7)
Dividend payments	(52)	(51)	(162)	(156)
Repurchases of stock and other	(504)	(102)	(819)	(639)
Proceeds from issuances of stock	14	16	47	47
Net capital distributions to non-controlling interests	(2)	(2)	(5)	(9)
Other	—	(1)	(7)	(7)
Net cash (used in) provided by financing activities	(549)	(595)	421	(788)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	—	(3)	—	11

9	Leidos Holdings, Inc. Exhibit 99.1

LEIDOS HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS [CONTINUED]

	Three Months Ended		Nine Months Ended
(in millions)	October 2, 2026	October 3, 2025	October 2, 2026	October 3, 2025
Net (decrease) increase in cash, cash equivalents and restricted cash, including cash classified in current assets held for sale	(74)	77	(407)	106
Less: change in cash balances classified as assets held for sale	(18)	—	23	—
Net (decrease) increase in cash, cash equivalents and restricted cash	(56)	77	(430)	106
Cash, cash equivalents and restricted cash at beginning of period	830	1,020	1,204	991
Cash, cash equivalents and restricted cash at end of period	774	1,097	774	1,097
Less: restricted cash at end of period	144	123	144	123
Cash and cash equivalents at end of period	$630	$974	$630	$974

Leidos Holdings, Inc. Exhibit 99.1	10

LEIDOS HOLDINGS, INC.
UNAUDITED SEGMENT OPERATING RESULTS

	Three Months Ended		Nine Months Ended
(in millions)	October 2, 2026	October 3, 2025	October 2, 2026	October 3, 2025
Revenues:
Intelligence & Digital	$1,546	$1,525	$4,558	$4,341
Health	1,068	1,210	3,342	3,573
Homeland	1,024	775	2,858	2,316
Defense	992	959	2,830	2,737
Total	$4,630	$4,469	$13,588	$12,967
Operating income (loss):
Intelligence & Digital	$171	$141	$459	$408
Health	240	324	778	915
Homeland	81	50	206	175
Defense	86	79	232	231
Corporate	(25)	(59)	(100)	(93)
Total	$553	$535	$1,575	$1,636
Operating income margin:
Intelligence & Digital	11.1%	9.2%	10.1%	9.4%
Health	22.5%	26.8%	23.3%	25.6%
Homeland	7.9%	6.5%	7.2%	7.6%
Defense	8.7%	8.2%	8.2%	8.4%
Total	11.9%	12.0%	11.6%	12.6%
Beginning fiscal 2026, we completed a realignment of our reporting structure, which resulted in the identification of four reportable segments: Intelligence & Digital, Health, Homeland and Defense. Additionally, we separately present the unallocable costs associated with corporate functions as Corporate. We commenced operating and reporting under the new organizational structure effective the first day of fiscal 2026. As a result of this change, prior year segment results have been recast to reflect the current reportable segment structure.
Intelligence & Digital
Intelligence & Digital revenues grew 1% year-over-year to $1.55 billion driven by recent contract awards and higher volumes and expanded scope across key Intelligence Community programs offset by reductions in certain federal civilian IT programs. Operating income margin was 11.1% compared to 9.2% in the prior year quarter, and non-GAAP operating income margin was 11.5%, up from the prior year quarter. Profitability enhancements were driven by a mix of better program execution, including strong award fee scores and disciplined cost management across the segment.
Health
Health revenues of $1.07 billion decreased by 12% compared to the prior year quarter. Health operating income margin for the quarter was 22.5%, compared to 26.8% in the prior year quarter, and non-GAAP operating income margin was 22.8%, compared to 27.3% in the prior year quarter. The declines in revenues and margins were driven by expected program shifts and reduced volumes on managed health services programs.
Homeland
Homeland revenues of $1.02 billion increased by 32% compared to the prior year quarter. Revenue growth was driven by strong demand for air traffic management and electric power distribution engineering solutions as well as $142 million from the acquisition of ENTRUST Solutions. Operating income margin for the quarter was 7.9%, compared to 6.5% in the prior year quarter, and non-GAAP operating margin increased to 11.3% from 7.5% in the prior year quarter. Profitability enhancements reflect an increased mix of higher-margin commercial work and disciplined cost management across the segment.

11	Leidos Holdings, Inc. Exhibit 99.1

LEIDOS HOLDINGS, INC.
UNAUDITED SEGMENT OPERATING RESULTS

Defense
Defense revenues of $992 million were up 3% compared to the prior year quarter led by increased demand for several defense technology areas including air defense, sensing, and C5ISR systems. Defense operating income margin for the quarter was 8.7%, compared to 8.2% in the prior year quarter, and non-GAAP operating margin was 9.7%, compared to 9.8% in the prior year quarter.

Leidos Holdings, Inc. Exhibit 99.1	12

LEIDOS HOLDINGS, INC.
UNAUDITED BACKLOG BY REPORTABLE SEGMENT
Backlog represents the revenues we expect to recognize under negotiated contracts and unissued task orders on sole source IDIQ contracts, to the extent we believe their execution and funding to be probable. Backlog does not include potential task orders expected to be awarded under multiple award IDIQ contracts.
Backlog value is based on management’s estimates about volume of services, availability of customer funding and other factors, and excludes contracts that are under protest. Estimated backlog comprises both funded and negotiated unfunded backlog. Backlog estimates are subject to change and may be affected by several factors, including modifications of contracts, non-exercise of options and foreign currency movements.
Funded backlog for contracts with the U.S. government represents the value on contracts for which funding is appropriated less revenues previously recognized on these contracts. Funded backlog for contracts with non-U.S. government entities and commercial customers represents the estimated value on contracts, which may cover multiple future years, under which Leidos is obligated to perform, less revenue previously recognized on the contracts. Unfunded backlog represents all remaining value on task orders that is not funded, including options, that we expect to recognize as well as expected future task orders under sole source IDIQ contracts.
The estimated value of backlog as of the dates presented was as follows:

	October 2, 2026			October 3, 2025
(in millions)	Funded	Unfunded	Total	Funded	Unfunded	Total
Intelligence & Digital	$2,098	$16,074	$18,172	$2,092	$17,339	$19,431
Health	1,243	5,075	6,318	1,523	6,479	8,002
Homeland	3,909	6,501	10,410	3,193	6,538	9,731
Defense	3,812	10,842	14,654	2,256	8,236	10,492
Total	$11,062	$38,492	$49,554	$9,064	$38,592	$47,656
Backlog at October 2, 2026, includes amounts acquired as part of the Entrust transaction. As of March 27, 2026, the acquisition date, Entrust had $371 million of backlog that was included within the Homeland reportable segment.

13	Leidos Holdings, Inc. Exhibit 99.1

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES
Leidos uses and refers to non-GAAP operating income, non-GAAP operating margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP diluted EPS, non-GAAP free cash flow and non-GAAP free cash flow conversion, which are not measures of financial performance under generally accepted accounting principles in the U.S. and, accordingly, these measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read in conjunction with Leidos's consolidated financial statements prepared in accordance with GAAP.
Management believes that these non-GAAP measures provide another representation of the results of operations and financial condition, including its ability to comply with financial covenants. These non-GAAP measures are frequently used by financial analysts covering Leidos and its peers. The computation of non-GAAP measures may not be comparable to similarly titled measures reported by other companies, thus limiting their use for comparability.
Organic revenues capture the revenue that is inherent in the underlying business excluding the impact of acquisitions and divestitures made within the prior year; it is computed as current revenues excluding revenues from acquisitions within the last 12 months and divestitures within the current and year-ago periods.
Non-GAAP operating income is computed by excluding the following discrete items from operating income:
▶Acquisition, integration and restructuring costs – Represents acquisition, integration, lease termination, severance and retention costs and asset markdowns related to acquisitions and restructuring activities.
▶Amortization of acquired intangible assets – Represents the amortization of the fair value of the acquired intangible assets. We do not exclude the revenue associated with these acquired intangible assets from non-GAAP operating income.
▶Asset impairment charges – Represents impairments of long-lived intangible assets and other assets.
Non-GAAP non operating income is computed by excluding the discrete items from operating income and the following discrete items from non operating income.
▶Settlement loss on pension plan buy-out – Represents the settlement loss in connection with the buy-out of our UK defined benefit pension plan.
▶Acquisition related financing costs – Represents the cost associated with the termination of the bridge loan facility in connection with the acquisition of Entrust.
Non-GAAP operating margin is computed by dividing non-GAAP operating income by revenues.
Adjusted EBITDA is computed by excluding the following items from income before income taxes: (i) discrete items as identified above; (ii) interest expense; (iii) interest income; (iv) depreciation expense; and (v) amortization of internally developed intangible assets.
Adjusted EBITDA margin is computed by dividing adjusted EBITDA by revenues.
Non-GAAP net income is computed by excluding the discrete items listed under non-GAAP operating income and non-GAAP non operating income and their related tax impacts.
Non-GAAP diluted EPS is computed by dividing net income attributable to Leidos common stockholders, adjusted for the discrete items as identified above and the related tax impacts, by the diluted weighted average number of common shares outstanding.
Non-GAAP free cash flow is computed by deducting expenditures for property, equipment and software from net cash provided by (used in) operating activities.
Non-GAAP free cash flow conversion is computed by dividing non-GAAP free cash flow by non-GAAP net income attributable to Leidos common stockholders; operating cash flow conversion is computed by dividing net cash provided by operating activities by net income attributable to Leidos common stockholders.

Leidos Holdings, Inc. Exhibit 99.1	14

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except growth percentages)
The following table presents the reconciliation of revenues to organic revenues by reportable segment and total operations:

	Three Months Ended
	October 2, 2026	October 3, 2025	Percent Change
Intelligence & Digital
Revenues, as reported	$1,546	$1,525	1.4%
Health
Revenues, as reported	1,068	1,210	(11.7)%
Homeland
Revenues, as reported	1,024	775	32.1%
Acquisition and divestiture revenues(1)(2)	142	7
Organic revenues	882	768	14.8%
Defense
Revenues, as reported	992	959	3.4%
Total Operations
Revenues, as reported	4,630	4,469	3.6%
Acquisition and divestiture revenues(1)(2)	142	7
Organic revenues	$4,488	$4,462	0.6%
(1)Current period acquisition revenues reflects revenues in the current as reported figures for 12 months from closing of each acquisition. Acquisition revenues for the three months ended October 2, 2026, for the Homeland segment includes Entrust (acquired March 27, 2026).
(2)Prior period divestiture revenues reflect revenues from assets subsequently divested. Divestiture revenues for the three months ended October 3, 2025, for the Homeland segment include an immaterial business not aligned to the Company's long term strategy (divested October 31, 2025).

15	Leidos Holdings, Inc. Exhibit 99.1

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except per share data and margin percentages)
The following tables present the reconciliation of non-GAAP operating income, net income, diluted EPS, adjusted EBITDA, and adjusted EBITDA margin to the most directly comparable GAAP measures for the three months ended October 2, 2026:

	Three Months Ended October 2, 2026
	As reported	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Asset impairment charges	Non-GAAP results
Operating income	$553	$12	$35	$7	$607
Non-operating expense, net	(71)	—	—	—	(71)
Income before income taxes	482	12	35	7	536
Income tax expense(1)	(69)	(1)	(9)	(2)	(81)
Net income	413	11	26	5	455
Less: net income attributable to non-controlling interest	3	—	—	—	3
Net income attributable to Leidos common stockholders	$410	$11	$26	$5	$452

Diluted EPS attributable to Leidos common stockholders(2)	$3.28	$0.09	$0.21	$0.04	$3.62
Diluted shares	125	125	125	125	125

	Three Months Ended October 2, 2026
	As reported	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Asset impairment charges	Non-GAAP results
Net income	$413	$11	$26	$5	$455
Income tax expense(1)	69	1	9	2	81
Income before income taxes	482	12	35	7	536
Depreciation expense	41	—	—	—	41
Amortization of intangibles	35	—	(35)	—	—
Interest expense, net	67	—	—	—	67
Adjusted EBITDA	$625	$12	$—	$7	$644
Adjusted EBITDA margin	13.5%				13.9%
(1)Calculation uses an estimated statutory tax rate on non-GAAP adjustments.
(2)Earnings per share is computed independently for each of the non-GAAP adjustments presented and therefore may not sum to the total non-GAAP earnings per share due to rounding.

Leidos Holdings, Inc. Exhibit 99.1	16

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except per share data and margin percentages)
The following tables present the reconciliation of non-GAAP operating income, net income, diluted EPS, adjusted EBITDA, and adjusted EBITDA margin to the most directly comparable GAAP measures for the three months ended October 3, 2025:

	Three Months Ended October 3, 2025
	As reported	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Asset impairment charges	Non-GAAP results
Operating income	$535	$4	$33	$3	$575
Non-operating expense, net	(51)	—	—	—	(51)
Income before income taxes	484	4	33	3	524
Income tax expense(1)	(115)	(1)	(8)	(1)	(125)
Net income	369	3	25	2	399
Less: net income attributable to non-controlling interest	2	—	—	—	2
Net income attributable to Leidos common stockholders	$367	$3	$25	$2	$397

Diluted EPS attributable to Leidos common stockholders(2)	$2.82	$0.02	$0.19	$0.02	$3.05
Diluted shares	130	130	130	130	130

	Three Months Ended October 3, 2025
	As reported	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Asset impairment charges	Non-GAAP results
Net income	$369	$3	$25	$2	$399
Income tax expense(1)	115	1	8	1	125
Income before income taxes	484	4	33	3	524
Depreciation expense	40	—	—	—	40
Amortization of intangibles	34	—	(33)	—	1
Interest expense, net	51	—	—	—	51
Adjusted EBITDA	$609	$4	$—	$3	$616
Adjusted EBITDA margin	13.6%				13.8%
(1)Calculation uses an estimated statutory tax rate on non-GAAP adjustments.
(2)Earnings per share is computed independently for each of the non-GAAP adjustments presented and therefore may not sum to the total non-GAAP earnings per share due to rounding.

17	Leidos Holdings, Inc. Exhibit 99.1

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except per share data and margin percentages)
The following tables present the reconciliation of non-GAAP operating income, net income, diluted EPS, adjusted EBITDA, and adjusted EBITDA margin to the most directly comparable GAAP measures for the nine months ended October 2, 2026:

	Nine Months Ended October 2, 2026
	As reported	Acquisition, integration and restructuring costs(1)	Amortization of acquired intangibles	Asset impairment charges	Settlement loss on pension plan buy-out	Acquisition related financing costs	Non-GAAP results
Operating income	$1,575	$76	$105	$8	$—	$—	$1,764
Non-operating expense, net	(213)	—	—	—	23	5	(185)
Income before income taxes	1,362	76	105	8	23	5	1,579
Income tax expense(2)	(258)	(10)	(26)	(2)	(6)	(1)	(303)
Net income	1,104	66	79	$6	$17	$4	1,276
Less: net income attributable to non-controlling interest	12	—	—	—	—	—	12
Net income attributable to Leidos common stockholders	$1,092	$66	$79	$6	$17	$4	$1,264

Diluted EPS attributable to Leidos common stockholders(3)	$8.67	$0.52	$0.63	$0.05	$0.13	$0.03	$10.03
Diluted shares	126	126	126	126	126	126	126

	Nine Months Ended October 2, 2026
	As reported	Acquisition, integration and restructuring costs(1)	Amortization of acquired intangibles	Asset impairment charges	Settlement loss on pension plan buy-out	Acquisition related financing costs	Non-GAAP results
Net income	$1,104	$66	$79	$6	$17	$4	$1,276
Income tax expense(2)	258	10	26	2	6	1	303
Income before income taxes	1,362	76	105	8	23	5	1,579
Depreciation expense	124	—	—	—	—	—	124
Amortization of intangibles	105	—	(105)	—	—	—	—
Interest expense, net	191	—	—	—	—	(5)	186
Adjusted EBITDA	$1,782	$76	$—	$8	$23	$—	$1,889
Adjusted EBITDA margin	13.1%						13.9%
(1)Asset markdowns associated with restructuring activities were recorded to "Cost of revenues" in the condensed consolidated statements of operations.
(2)Calculation uses an estimated statutory tax rate on non-GAAP adjustments.
(3)Earnings per share is computed independently for each of the non-GAAP adjustments presented and therefore may not sum to the total non-GAAP earnings per share due to rounding.

Leidos Holdings, Inc. Exhibit 99.1	18

UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except per share data and margin percentages)
The following tables present the reconciliation of non-GAAP operating income, net income, diluted EPS, adjusted EBITDA, and adjusted EBITDA margin to the most directly comparable GAAP measures for the nine months ended October 3, 2025:

	Nine Months Ended October 3, 2025
	As reported	Acquisition, integration and restructuring costs(1)	Amortization of acquired intangibles	Asset impairment charges	Non-GAAP results
Operating income	$1,636	$11	$95	$3	$1,745
Non-operating expense, net	(156)	—	—	—	(156)
Income before income taxes	1,480	11	95	3	1,589
Income tax expense(2)	(353)	(2)	(24)	(1)	(380)
Net income	1,127	9	71	2	1,209
Less: net income attributable to non-controlling interest	6	—	—	—	6
Net income attributable to Leidos common stockholders	$1,121	$9	$71	$2	$1,203

Diluted EPS attributable to Leidos common stockholders(3)	$8.62	$0.07	$0.55	$0.02	$9.25
Diluted shares	130	130	130	130	130

	Nine Months Ended October 3, 2025
	As reported	Acquisition, integration and restructuring costs(1)	Amortization of acquired intangibles	Asset impairment charges	Non-GAAP results
Net income	$1,127	$9	$71	$2	$1,209
Income tax expense(2)	353	2	24	1	380
Income before income taxes	1,480	11	95	3	1,589
Depreciation expense	119	—	—	—	119
Amortization of intangibles	96	—	(95)	—	1
Interest expense, net	155	—	—	—	155
Adjusted EBITDA	$1,850	$11	$—	$3	$1,864
Adjusted EBITDA margin	14.3%				14.4%
(1)Asset markdowns associated with restructuring activities were recorded to "Cost of revenues" in the condensed consolidated statements of operations.
(2)Calculation uses an estimated statutory tax rate on non-GAAP adjustments.
(3)Earnings per share is computed independently for each of the non-GAAP adjustments presented and therefore may not sum to the total non-GAAP earnings per share due to rounding.

19	Leidos Holdings, Inc. Exhibit 99.1

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except margin percentages)
The following tables present the reconciliation of non-GAAP operating income by reportable segment and Corporate to operating income:

	Three Months Ended October 2, 2026
	Operating income (loss)	Acquisition, integration and restructuring costs(1)	Amortization of acquired intangibles	Asset impairment charges	Non-GAAP operating income (loss)	Non-GAAP operating margin
Intelligence & Digital	$171	$2	$5	$—	$178	11.5%
Health	240	(1)	5	—	244	22.8%
Homeland	81	13	15	7	116	11.3%
Defense	86	—	10	—	96	9.7%
Corporate	(25)	(2)	—	—	(27)	NM
Total	$553	$12	$35	$7	$607	13.1%
NM - Not Meaningful
(1) Asset markdowns associated with restructuring activities were recorded to "Cost of revenues" in the condensed consolidated statements of operations

	Three Months Ended October 3, 2025
	Operating income (loss)	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Asset impairment charges	Non-GAAP operating income (loss)	Non-GAAP operating margin
Intelligence & Digital	$141	$2	$8	$—	$151	9.9%
Health	324	—	6	—	330	27.3%
Homeland	50	1	7	—	58	7.5%
Defense	79	—	12	3	94	9.8%
Corporate	(59)	1	—	—	(58)	NM
Total	$535	$4	$33	$3	$575	12.9%

	Nine Months Ended October 2, 2026
	Operating income (loss)	Acquisition, integration and restructuring costs(1)	Amortization of acquired intangibles	Asset impairment charges	Non-GAAP operating income (loss)	Non-GAAP operating margin
Intelligence & Digital	$459	$4	$20	$1	$484	10.6%
Health	778	1	12	—	791	23.7%
Homeland	206	54	41	7	308	10.8%
Defense	232	—	32	—	264	9.3%
Corporate	(100)	17	—	—	(83)	NM
Total	$1,575	$76	$105	$8	$1,764	13.0%
NM - Not Meaningful
(1) Asset markdowns associated with restructuring activities were recorded to "Cost of revenues" in the condensed consolidated statements of operations.

Leidos Holdings, Inc. Exhibit 99.1	20

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except margin percentages)
The following tables present the reconciliation of non-GAAP operating income by reportable segment and Corporate to operating income:

	Nine Months Ended October 3, 2025
	Operating income (loss)	Acquisition, integration and restructuring costs(1)	Amortization of acquired intangibles	Asset impairment charges	Non-GAAP operating income (loss)	Non-GAAP operating margin
Intelligence & Digital	$408	$2	$20	$—	$430	9.9%
Health	915	—	18	—	933	26.1%
Homeland	175	6	21	—	202	8.7%
Defense	231	—	36	3	270	9.9%
Corporate	(93)	3	—	—	(90)	NM
Total	$1,636	$11	$95	$3	$1,745	13.5%
NM - Not Meaningful
(1) Asset markdowns associated with restructuring activities were recorded to "Cost of revenues" in the condensed consolidated statements of operations.

21	Leidos Holdings, Inc. Exhibit 99.1

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except percentages)
The following table presents the reconciliation of free cash flow to net cash provided by operating activities as well as the calculation of operating cash flow and free cash flow conversion ratios:

	Three Months Ended
	October 2, 2026	October 3, 2025
Net cash provided by operating activities	$523	$711
Payments for property, equipment and software	(47)	(31)
Non-GAAP free cash flow	$476	$680

Net income attributable to Leidos common stockholders	$410	$367
Acquisition, integration and restructuring costs(1)	11	3
Amortization of acquired intangibles(1)	26	25
Asset impairment charges(1)	5	2
Non-GAAP net income attributable to Leidos common stockholders	$452	$397

Operating cash flow conversion ratio	128%	194%
Non-GAAP free cash flow conversion ratio	105%	171%
(1)After-tax expenses excluded from non-GAAP net income.

Leidos Holdings, Inc. Exhibit 99.1	22